Exhibit 3.2
                                                                     -----------
Amended August 7, 2001
                                 AMENDED BY-LAWS

                                       of

                             HERLEY INDUSTRIES, INC.
                            (A Delaware Corporation)



                                    ARTICLE I
                                  STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date not earlier than September 1 nor later than March 1 of the subsequent year on such day and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

     Section 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called and no other business shall be transacted thereat except as stated in such notice.

     Section 5. Quorum; Adjournments of Meetings. The holders of the issued and outstanding shares of the capital stock of the corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the corporation entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the votes entitled to be cast by the holders of all classes of the corporation's capital stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.


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     Section 6.  Voting.  At any meeting of the  stockholders  every  registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

     Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.


                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1. General Powers. Except as provided in the Certificate of Incorporation or these By-Laws, the affairs, business and property of the Corporation shall be managed and controlled by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. Number of Directors. The number of directors of the corporation shall not be less than three nor more than twelve, and may be changed from time to time by action of not less than a majority of the members of the Board then in office. Whenever the words "whole Board", "entire Board" or "total number of directors" are used in these By-Laws, such words shall mean the number of directors fixed by the Board and then in effect in accordance with the provisions of the Certificate of Incorporation or these By-Laws.

     Section 3. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

     Section 4. Regular Meeting. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.


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     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Vice Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

     Section  6.  Attendance  by  Communication   Equipment.   Unless  otherwise
restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any meeting at which one or more members of the Board of Directors or of any committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

     Section 7. Quorum; Vote. A majority of the directors then in office shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

     Section 8. Compensation. A director or member of a committee may serve the Corporation in any other capacity and receive compensation therefor. Each director or member of a committee, other than directors who are officers or employees of the Corporation, may receive for his services as director or member of a committee, compensation (whether in the form of attendance fees, fixed remuneration, or otherwise) in such amount as may be fixed from time to time by the Board of Directors, in addition to reimbursement of traveling or like expenses.

                                   ARTICLE III
                                   COMMITTEES

     Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. Except as provided in Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation,

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and the Executive  Committee may  authorize  the seal of the  corporation  to be affixed to all papers which may require it.

     Section 2. Other Committees. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committees of the Board; provided, however, that if an audit committee or compensation committee is formed, each such committee shall contain only Independent Directors (as such term is defined in Article V, Section 1).

     Section 3. Quorum and Discharge. A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

     Section 4. Powers of Committees. No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the By-Laws of the Corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers. The Executive
Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the corporation of any class or any series of any class.

     Section 5. Committee Meetings. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, President of the Corporation, Chairman of the committee or any two members of any such committee. Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each committee member. Except as otherwise specified in the notice thereof or as required by law, the Certificate of Incorporation or these By- Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the Corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all corporation records.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number and Designation. The Board of Directors shall elect as executive officers a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and there may be one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or

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August 7, 2001


more Assistant Treasurers, and such other officers, as the Board of Directors may deem necessary. The Chairman of the Board, the Vice Chairmen of the Board and the President shall be elected from among the Directors. Any two offices may be held by one person, but in any case where the By- Laws or resolutions of the Board of Directors provide for the signature of the incumbents of two or more officers of the Corporation upon the certificates of stock, notes, checks or other instruments or documents issued by the Corporation, no one person shall sign in more than one capacity. The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual election of directors, but in the event of the failure of the Board so to elect any executive officer, such executive officer may be elected at any subsequent meeting of the Board of Directors. The Board of Directors may at any meeting elect additional Vice Presidents. Each executive officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise. Any vacancy in an executive office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

     Section 2(a). The Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation. The Chairman of the Board (i) may execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees; (ii) shall preside at all meetings of the stockholders and of the Board of Directors; and (iii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     Section 2(b). Chief Executive Officer. The Chief Executive Officer shall have, subject to the Board of Directors, general direction, supervision and management of the business and affairs of the Corporation. The Chief Executive Officer (i) may execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees; and (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     Section 2(c). Vice Chairman of the Board. The Vice Chairman of the Board shall assist the Chairman of the Board in the performance of the duties of chief executive officer, and, subject to the Board of Directors, shall have such of the powers and duties of the chief executive officer of the Corporation as shall be delegated by the Chairman of the Board. The Vice Chairman of the Board, or if more than one, the Vice Chairmen of the Board, (i) to the extent empowered by the Board, shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board, or in the event of his inability to act; (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe; and (iii) may also execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees.



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     Section  2(d).  President.  The  President  shall be the  chief  operations officer of the Corporation, and, subject to the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board, shall direct the operations of the Corporation. The President (i) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe; (ii) in the absence of and/or in the event of the inability of both the Chairman of the Board and the Vice Chairman of the Board to act, shall perform the duties of the Chairman of the Board; (iii) may also execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees; and
(iv) except as herein otherwise provided, shall perform all other duties incident to the office of President.

     Section 3. Vice Presidents. Whenever there is more than one Vice President, the Board of Directors shall decide upon the order of their seniority and may designate one or more to be executive Vice Presidents. In the absence or inability to act of the President, or if the office of Presi dent be vacant, the Vice Presidents, in order of seniority, subject to the right of the Board of Directors from time to time to extend or confine such powers and duties, may exercise all the powers of the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 4. Treasurer. The Treasurer, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or assign them to others, shall have general supervision over the care and custody of the funds and securities of the corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such bank or banks, trust company or trust companies, and in such safe deposit company or companies or invested in securities of such money market fund or funds, as the Board of Directors or the executive committee may designate, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

     Section 5. Secretary. The Secretary, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or to assign them to others, shall act as Secretary of all meetings of the stockholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to documents, execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, shall exercise the powers and perform the duties usually incident to the office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Secretary shall, if the law so provides, be sworn to the faithful discharge of his duties.

     Section 6. Other Officers. The Assistant Secretaries, the Assistant Treasures and all other officers shall hold office during the pleasure of the Board of Directors and shall exercise such powers and perform such duties as may be assigned to each by the Board of Directors.

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     Section 7. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     Section 8. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors from time to time, may confer like powers upon any other person or persons.

                                    ARTICLE V
                   POLICY REGARDING CORPORATE OPPORTUNITY AND
                             AFFILIATE TRANSACTIONS

     Section 1. Definitions. For the purpose of this Article, the following terms have the meanings set forth below:

          "Affiliate" means, with respect to a particular Person, (i) any Person that, directly or indirectly is in control of, is controlled by, or is under common control with, such particular Person, (ii) any Person who is a director, officer or general partner (A) of such particular Person, (B) of any Subsidiary of such particular Person, (C) of any Person described in clause (i) above, (iii) any trust or estate in which such particular Person, or the spouse of any relative of such Person, or any relative of such spouse, has a beneficial interest or as to which such particular Person, or the spouse of any relative of such Person, or any relative of such spouse, serves as trustee or in a similar fiduciary capacity, or (iv) the spouse of any relative of such particular Person, or any relative of such spouse. For purposes of this definition, (i) "control" of a Person shall mean the power, direct or indirect, (A) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled by" have meanings correlative to the foregoing and (ii) a "relative" of a Person shall mean an ancestor, descendant or sibling of such Person.

          "Independent Director" means a director of the Company who (i) is not an employee or Affiliate of the Company or any of its Subsidiaries (other than by reason of his status as a director of the Company or one or more of its Subsidiaries) and (ii) has no material business or professional relationship with the Company or any Subsidiary of the Company, or any of their Affiliates. For purposes of this definition, a "material business or professional relationship" means any business or professional relationship with the Company or a Subsidiary of the Company of any of the types

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     described in, and which  exceeds any  applicable  disclosure  threshold set forth in, Item 404(b) of Regulation S-K.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     Section 2. Corporate Opportunity. In the event any corporate opportunity is presented to any director or officer of the Company or any Subsidiary or any Affiliates of such director or officer to acquire or to enter into any business transaction involving any type of business conducted by the Company or that would be significant to the Company, i.e., Flight Instrumentation Components and Systems and related products or systems, such director or officer shall submit such opportunity to the Board of Directors for their review and consideration by appropriate notice in writing promptly after presentation of the opportunity to such director or officer and such director or officer shall take no action with respect to such opportunity until the first to occur of (i) a decision by the Board of Directors not to pursue the opportunity so presented by such director or officer and approval of the Board of Directors of such director's or officer's participation in such opportunity or (ii) the expiration of thirty
(30) days after receipt by the Board of Directors of the notice from such director or officer to the Board of Directors described such opportunity.

     Section 3. Affiliate Transactions. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with an officer or director of the Company or of any Subsidiary or an Affiliate of any such officer or director (an "Affiliate Transaction"), unless such transaction shall have been unanimously approved by the Independent Directors and such resolution provides that such Affiliate Transaction complies with the requirements of this Article V.

     Section 4. Investment Policy. The Company shall establish an investment policy for the investing of available cash. Cash held by the Company, to the extent not immediately necessary to fulfill the Company's needs, shall be invested in certain high-quality short term securities, the choice of which shall be at the reasonable discretion of the treasurer or other chief financing officer of the Company.

     Section 5. Amendment of this Article. This Article may only be amended or repealed by approval of the holders of two-thirds of the outstanding shares of the Company's common stock.


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                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 1. Certificates for Stock. Certificates or stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     Section 2. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

     Section 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of Incorporation.

     Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

                                  ARTICLE VIII
                                    AMENDMENT

     The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

                                   ARTICLE IX
                                 INDEMNIFICATION

     The Corporation may indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.



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